Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-41226, 333-41224, 333-72927, 333-56331, 333-76324 and 333-51959 each on Form S-8 and Registration Statement Nos. 333-109489, 333-111632, 333-114706 and 333-119162 each on Form S-3 of our reports dated March 29, 2005, relating to the financial statements of American Tower Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets”) and management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion and includes an explanatory paragraph relating to a material weakness identified), appearing in this Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 29, 2005